SUB-ITEM 77Q1(a)

MFS Variable Insurance Trust,
on Behalf of:
MFS Growth Series ("VGS")
MFS Global Equity Series ("VGE")




A Certification  of Amendment to the  Declaration of Trust -
Establishment  and
Designation of Series, on behalf of VGS, a series of the Trust, was contained in the Trust's Registration Statement filed under Rule 485(a) (File Nos. 33-74668 and 811-8326) as filed with the SEC via EDGAR on March 22, 1999. Such document is incorporated herein by reference.

A Form of Amendment to the Declaration of Trust - Establishment and Designation of Series, on behalf of VGE, a series of the Trust, was contained in the Trust's
Registration Statement filed under Rule 485(a) (File Nos. 33-74668 and 811-8326)
as filed with the SEC via EDGAR on March 22, 1999. Such document is incorporated herein by reference.